As filed with the Securities and Exchange Commission on July 23, 2009

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE BOEING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	91-0425694
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 N. Riverside

Chicago, IL 60606-1596

(Address of principal executive offices, including zip code)

THE BOEING COMPANY 2003 INCENTIVE STOCK PLAN

(as Amended and Restated Effective February 23, 2009)

(Full title of the plans)

MICHAEL F. LOHR

Vice President, Corporate Secretary and Assistant General Counsel

The Boeing Company

100 N. Riverside

Chicago, IL 60606-1596

(312) 544-2000

(Name, address and telephone number, including area code, of agent for service)

Copies to:

STEVEN J. GAVIN

Winston & Strawn LLP

35 West Wacker Drive

Chicago, IL 60601-9703

(312) 558-5600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $5.00 per share	20,000,000	$43.11	$862,200,000	$48,110.76

(1)	Includes an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to such employee benefit plan as the result of any future stock split, stock dividend or similar adjustment of the Registrant’s outstanding Common Stock.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act. The price per share is estimated to be $43.11, based on the average of the high sales price ($43.71) and the low sales price ($42.50) for the Registrant’s Common Stock as reported on the New York Stock Exchange on July 21, 2009.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 20,000,000 shares of the common stock, par value $5.00 per share (“Common Stock”), of The Boeing Company (the “Company”) that may be offered and sold under The Boeing Company 2003 Incentive Stock Plan (the “Plan”).

STATEMENT OF INCORPORATION BY REFERENCE

The contents of the Company’s previously filed (i) Registration Statement on Form S-8 (Registration No. 333-107677) filed with the Securities and Exchange Commission (the “Commission”) on August 5, 2003 and (ii) Registration Statement on Form S-8 (Registration No. 333-140837) filed with the Commission on February 22, 2007, are hereby incorporated by reference herein to the extent not otherwise amended or superseded by the contents hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents are hereby incorporated by reference in this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the Commission on February 9, 2009, which contains audited consolidated financial statements for the most recent fiscal year for which such statements have been filed;

(b) The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2009, filed with the Commission on April 22, 2009, and for the fiscal quarter ended June 30, 2009, filed with the Commission on July 22, 2009;

(c) The Registrant’s Current Reports on Form 8-K filed with the Commission on February 10, 2009, February 26, 2009, March 13, 2009, April 30, 2009, June 9, 2009, June 23, 2009, June 25, 2009, June 26, 2009 and July 7, 2009; and

(d) The description of the Registrant’s Common Stock contained in its Current Report on Form 8-K filed with the Commission on June 30, 2006, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

Item 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

The opinion of counsel as to the legality of the securities that may be issued under The Boeing Company 2003 Incentive Stock Plan is given by Michael F. Lohr, Vice President, Corporate Secretary and Assistant General Counsel for the Registrant. Mr. Lohr is employed by the Registrant, owns shares of the Registrant’s Common Stock and is eligible to participate in The Boeing Company 2003 Incentive Stock Plan.

Item 8.	EXHIBITS

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation of The Boeing Company dated May 5, 2006, incorporated by reference herein to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-00442) dated May 1, 2006

4.2	By-Laws, as amended and restated on June 8, 2009, incorporated by reference herein to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-00442) dated June 8, 2009

5.1	Opinion of Counsel

10.1	The Boeing Company 2003 Incentive Stock Plan (as amended and restated Effective February 23, 2009) (incorporated by reference herein to Appendix A to the Registrant’s definitive proxy statement on Schedule 14A (File No. 001-0042) filed by the Registrant on March 13, 2009

15.1	Awareness Letter of Deloitte & Touche LLP

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Counsel (included in Exhibit 5.1)

24.1	Power of Attorney (see Signature Page)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 23rd day of July, 2009.

THE BOEING COMPANY

By:	/s/ James A. Bell
James A. Bell
Executive Vice President, Corporate President and Chief Financial Officer (Principal Financial Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints W. James McNerney, Jr. and James A. Bell, or either of them, his or her attorneys-in-fact, with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below on the 23rd day of July, 2009.

Signature	Title

/s/ W. James Mcnerney, Jr.	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)
W. James McNerney, Jr.

/s/ James A. Bell	Executive Vice President, Corporate President and Chief Financial Officer (Principal Financial Officer)
James A. Bell

/s/ Robert J. Pasterick	Vice President and Corporate Controller (Principal Accounting Officer)
Robert J. Pasterick

/s/ John H. Biggs	Director
John H. Biggs

/s/ John E. Bryson	Director
John E. Bryson

/s/ David L. Calhoun	Director
David L. Calhoun

/s/ Arthur D. Collins, Jr.	Director
Arthur D. Collins, Jr.

/s/ Linda Z. Cook	Director
Linda Z. Cook

/s/ William M. Daley	Director
William M. Daley

/s/ Kenneth M. Duberstein	Director
Kenneth M. Duberstein

/s/ John F. McDonnell	Director
John F. McDonnell

/s/ Mike S. Zafirovski	Director
Mike S. Zafirovski

INDEX TO EXHIBITS

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation of The Boeing Company dated May 5, 2006, incorporated by reference herein to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-00442) dated May 1, 2006

4.2	By-Laws, as amended and restated on June 8, 2009, incorporated by reference herein to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-00442) dated June 8, 2009

5.1	Opinion of Counsel

10.1	The Boeing Company 2003 Incentive Stock Plan (as amended and restated Effective February 23, 2009) (incorporated by reference herein to Appendix A to the Registrant’s definitive proxy statement on Schedule 14A (File No. 001-0042) filed by the Registrant on March 13, 2009

15.1	Awareness Letter of Deloitte & Touche LLP

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Counsel (included in Exhibit 5.1)

24.1	Power of Attorney (see Signature Page)